                                                                   Exhibit (10d)





                            RUBBERMAID INCORPORATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                      AND

                         SUPPLEMENTAL EXECUTIVE FUNDED

                                RETIREMENT PLAN





                      Initially Effective January 1, 1983





(Rev. 12/1/88, Amend. No. 2)

                            RUBBERMAID INCORPORATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                                                 Page
                                                                 ----
PREAMBLE                                                          1


ARTICLE I     -   DEFINITIONS                                     1


ARTICLE II    -   PARTICIPATION                                   5


ARTICLE III   -   REQUIREMENTS FOR RETIREMENT BENEFITS            6


ARTICLE IV    -   AMOUNT OF RETIREMENT INCOME                     7


ARTlCLE V     -   FORM OF PENSION PAYMENT AND DEATH
                  BENEFITS                                       10



ARTICLE VI    -   COMMITTEE                                      11



ARTICLE VII   -   ADMINISTRATION                                 12



ARTICLE VIII  -   MISCELLANEOUS PROVISIONS                       15



ARTICLE IX    -   GENERAL PROVISIONS                             17



SCHEDULE I    -   SPECIAL PROVISIONS RELATING TO INDIVIDUAL
                  PARTICIPANTS


SCHEDULE II   -   SPECIAL PROVISIONS RELATING TO THE FUNDING
                  OF NONFORFEITABLE BENEFITS - RUBBERMAID
                  INCORPORATED SUPPLEMENTAL EXECUTIVE FUNDED
                  RETIREMENT PLAN





(Rev. 12/1/88, Amend. No. 2)

                            RUBBERMAID INCORPORATED


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


        Rubbermaid Incorporated (the Company) has adopted this deferred compensation plan (the Plan) in order to provide supplemental retirement benefits to certain senior officers of the Company and Related Companies who are designated to participate hereunder. The Board believes that the establishment of the Plan will promote continuity of employment and increased incentive and personal interest in the welfare of the Company by those officers who participate herein.


        Schedule I (Special Provisions Relating to Individual Participants) attached to this Plan is incorporated herein by reference and is a part hereof. If the provisions of Articles I-IX of this Plan are inconsistent with any of the provisions contained or incorporated into Schedule I of this Plan dealing with Special Provisions Relating To Individual Participants, the provisions of such Schedule I shall be controlling in all respects.


        Schedule II (Special Provisions Relating to the Funding of Nonforfeitable Benefits - Rubbermaid Incorporated Supplemental Executive Funded Retirement Plan) is incorporated herein by reference.


                                   ARTICLE I


                                  DEFINITIONS


The following words and phrases, when used in this Plan, unless the context clearly indicates otherwise, shall have the following meanings:


Section 1.1 - Actuarial (or Actuarially) Equivalent
- ---------------------------------------------------

        A benefit equal in value, as of the effective date of determination, to the benefit for which it is substituted, the value of both such benefits being computed on the basis of actuarial assumptions, tables and factors then being used under the Plan. Unless otherwise indicated in this Plan, actuarial equivalence shall be determined using the factors specified in the Rubbermaid Incorporated Salaried Employees' Pension Plan.


Section 1.2 - Beneficiary
- -------------------------

        The person to persons, including any contingent annuitant, designated by a Participant to receive any payment provided for hereunder in the event of the death of such Participant, and, if and to the extent that no such designation shall be in force or effect at the time of said payment, the executors or administrators of the Participant's estate.


Section 1.3 - Board
- -------------------

        The present and any succeeding board of directors of the Company or any committee of said board of directors which shall have the authority of said board of directors with respect to the Plan.


Section 1.4 - Change of Control
- -------------------------------

        A Change of Control of the Company shall be deemed to occur:

        (i) in the event Article Fifth of the Rubbermaid Amended Articles of Incorporation shall become operative,



(Rev. 1/1/94, Amend. No. 5)                       1

        (ii) in the event that the Rubbermaid Incorporated Board of Directors recommends to its shareholders the acceptance of any tender offer as provided in said Article Fifth,

        (iii) in the event the necessary percentages of shareholders approves a transaction of the nature described in Article Sixth of the Rubbermaid Amended Articles of Incorporation, or


        (iv) in the event any person, as defined in said Article Fifth of the Amended Articles of Incorporation, becomes the beneficial
               owner,   directly or indirectly, of 20% or more of the
               outstanding common shares  of the Company.


Section 1.5 - Committee
- -----------------------

        The Retirement Committee provided for in Article VI of this Plan.


Section 1.6 - Company
- ---------------------

        Rubbermaid Incorporated (an Ohio corporation) and its subsidiaries collectively referred to as the
Company.


Section 1.7
- -----------

        (a)    Compensation
               ------------

               The monthly equivalent of the total base salary and management incentive compensation (from the Management Incentive Plan) earned and the value of any regular restricted stock award granted (from the Restricted Stock Plan) during a calendar year for services rendered to the Company or a Related Company prior to reduction for payment in any other form than cash.


        (b)    Final Average Compensation
               --------------------------

               A Participant's average monthly Compensation during the highest five (5) complete or partial calendar years during the final ten (10) complete or partial calendar years of the Participant's employment with the Company and/or a Related Company (or such other averaging period provided in the special provisions of
               Schedule I) including years following the Participant's
               Normal Retirement date in the event of Late Retirement.


Section 1.8 - Effective Date
- ----------------------------

               January 1, 1983, the date on which the provisions of this Plan become effective.


Section 1.9 - ERISA
- -------------------

               Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as in effect at the time in respect to such term is used.


Section 1.10
- ------------

        (a)    Participant
               -----------

               A senior officer of the Company or a Related Company who has become included in this Plan in accordance with the provisions of


(Rev. 1/1/94, Amend. No. 5)                       2

               Article II and who is either an Active Participant or a Retired Participant.


      (b)  Active Participant
           ------------------

           A Participant who is an active employee of the Company or a Related Company.


      (c)  Retired Participant
           -------------------

           A Participant who has retired under this Plan in accordance with its provisions, and who is receiving or is entitled to receive a Pension under this Plan.


Section 1.11
- ------------

      (a)  Pension
           -------

           The retirement income provided to a person entitled to receive benefits under this Plan, normally payable in monthly installments.


      (b)  Normal or Late Retirement Pension
           ---------------------------------

           The Pension described in Section 4.1.


      (c)  Early Retirement Pension
           ------------------------

           The Pension described in Section 4.2.


Section 1.12 - Plan
- -------------------

      The Rubbermaid Incorporated Supplemental Executive Retirement Plan, the terms of which are set forth herein, as it may be amended from time to time. The Rubbermaid Incorporated Supplemental Executive Funded Retirement Plan contained in Schedule II is a separate and companion plan.


Section 1.13 - Plan Administrator
- ---------------------------------

      Such officer of the Company as the Board shall designate to have the primary administrative responsibility with respect to the Plan under the direction of the Committee.


Section 1.14 - Plan Year
- ------------------------

      The twelve-month period commencing on January 1 and ending on December
31.


Section 1.15 - Related Company
- ------------------------------

      Any corporation which is a member of the same controlled group of corporations [ within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code ] with the Company, and any other entity designated as a Related Company by the Company.

(Rev. 12/1/88, Amend. No. 2)

Section 1.16
- ------------

      (a)  Retirement
           ----------

           Termination of employment with the Company for reason other than death or transfer to a Related Company after a Participant has ful-filled all requirements and required approvals for a Normal or Early Retirement Pension. Retirement shall be considered as commencing on the same day as retirement would commence under the Company's or applicable Related Company's qualified pension plan for salaried employees as though the Participant were or is eligible to then retire under such plan.


      (b)  Normal Retirement
           -----------------

           Retirement under the circumstances described in Section 3.1 qualify-ing a Retired Participant to benefits pursuant to Section 4.1.


      (c)  Normal Retirement Date
           ----------------------

           The first day of the month coincident with or next following the later of (i) the normal retirement date applicable to the Participant under the Company's or Related Companies qualified pension plan for salaried employees, or (ii) the day the Participant completes five
           (5) years of Service.


      (d)  Early Retirement
           ----------------

           The retirement of a Participant prior to Normal Retirement Date pursuant to the requirements and approvals specificed in Section
           3.3. Upon Early Retirement a Participant shall be entitled to an Early Retirement Pension computed as provided in Section 4.2.


Section 1.17 - Service
- ----------------------

      The period of a Participant's employment considered in determining eligibility to retire. Service shall be granted on an elapsed time basis for a Participant's total period of employment with the Company and one or more Related Companies, shall end on the date of the Participant's termination of employment, and shall be measured in years and fractions thereof to completed months, with one day or more of employment in a calendar month being deemed a completed month.


Section 1.18 - Surviving Spouse Pension
- ---------------------------------------

      A monthly pension for life payable to the spouse of a deceased Participant in an amount equal to the pension payable to the Participant and Spouse if the Participant had retired hereunder on the date of death and elected a reduced, actuarially equivalent Pension payable to the Participant for life and continued in the same amount to the Participant's spouse for life if surviving following the death of the Participant.

(Rev. 1/1/87, Amend. No. 1)

                                   ARTICLE II


                                 PARTICIPATION



Section 2.1 -Eligibility
- ------------------------

      The Committee may at any time and from time to time designate those senior officers of the Company or of a Related Company who are management or highly compensated employees [within the meaning of all of Section 201(2),
Section 301(a)(3) and Section 401(a)(1) of ERISA] who shall be eligible to become Participants under the Plan. The Committee shall notify each officer so designated of their participation in the Plan. Each such officer so designated shall forthwith become a Participant and remain a Participant until the earlier of (i) the date that all benefit obligations hereunder in respect to such Participant have been paid, or (ii) the date as of which such designation is revoked by action of the Compensation Committee of the Board upon the recommendation of the Chief Executive Officer of the Company.


Section 2.2 - Conditions of Participation
- -----------------------------------------

      An eligible officer shall not become a Participant herein unless the officer furnishes within a reasonable time limit established by the Committee such applications, consents, proofs of date of birth, elections, beneficiary designations and other documents and information as prescribed by the Committee. Each eligible officer upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan and shall be bound thereby.

                                  ARTICLE III


                       REQUIREMENTS FOR RETIREMENT BENEFITS



Section 3.1 - Normal Retirement
- -------------------------------

        The Normal Retirement Date of each Participant shall be the first day of the month coincident with or next following the later of the date the Participant (i) attains the age of 65 years, or (ii) completes five (5) years of Service. Except as provided in Section 3.2, payment of a Normal Retirement Pension shall commence as of the Participant's Normal Retirement Date.


Section 3.2 - Late Retirement
- -----------------------------

        If a Participant remains in the employ of the Company or a Related Company after Normal Retirement Date, the Participant's benefits shall be postponed until the first day of the month following the month in which the Participant actually retires as a full-time employee of the Company or a Related Company, and the amount of such benefits shall be determined as provided in Section 4. 1.


Section 3.3 - Early Retirement
- ------------------------------

        A Participant who has attained age 60 and completed at least five (5) years of Service may elect to retire hereunder on a date earlier than Normal Retirement Date. A Participant who has attained age 55 and completed at least five (5) years of Service may, subject to the approval of the Chief Executive Officer, retire or be retired hereunder for the convenience of the Company on a date earlier than Normal Retirement Date. A Participant who has qualified for disability benefits under a Company or Related Company salary continuance long term disability plan may elect to retire or be retired hereunder for the convenience of the Company on a date earlier than Normal Retirement Date. Payment of an Early Retirement Pension shall normally commence as of the first day of the month coincident with or next following the Participant's Early Retirement.


Section 3.4 - Termination Prior to Qualification for Retirement Benefits
- -------------------------------------------------------------------------

        In the event that a Participant's employment with the Company terminates for reasons other than death prior to qualifying for Normal Retirement (Section 3.1) or qualifying for Early Retirement (Section 3.3), the Participant shall NOT be eligible to receive any benefits under the provisions of this Plan unless he or she (i) becomes eligible for vested benefits in conjunction with a Change of Control of the Company or (ii) becomes vested as provided in the special provisions of Schedule I. In the event of a Change of Control of the Company, Participants will become fully vested in their retirement benefits hereunder in respect to any subsequent termination of their employment as provided in Section 4.5 irrespective of their age or any approval by the Board, the Company, the Chief Executive Officer, and/or the Committee. Payment of such vested Pension shall normally commence as of the first day of the month coincident with or next following the Participant's termination of employment.


Section 3.5 - Retirement While on Leave of Absence
- --------------------------------------------------

        A Participant otherwise eligible to retire who is absent from work pursuant to an approved absence may retire or be retired without returning to active employment with the Company or a Related Company.





(Rev. 1/1/94, Amend. No. 5)                      6

                                   ARTICLE IV


                          AMOUNT OF RETIREMENT INCOME


Section 4.1 - Normal or Late Retirement Pension
- -----------------------------------------------

      A Participant who retires on or after Normal Retirement Date shall be entitled to a Pension, payable in the normal life only form of payment described in Section 5.1, in the amount equal to:


      Fifty-five percent (55%) of the Participant's Final Average Compensation REDUCED by:


      (a) The monthly life only pension which the Participant receives, received, or would be eligible to receive if applied for on a timely basis under one of the Company's or applicable Related Company's qualified pension plan for salaried employees, determined as of the date the Participant's Pension under this Plan commences,

      (b) The amount of monthly pension payable on a life only basis which is the Actuarial Equivalent of the Participant's Company or a Related Company constructive deferred profit sharing Employer Account value as of the date of the Participant's retirement. For the purpose of calculating such constructive profit sharing Employer Account value, it shall be assumed that all employer deferred profit sharing contributions allocated to the initial Participants in this Plan on or after July 1, 1982, along with the Participant's total employer deferred profit sharing account as of such date are invested at all times thereafter prior to the Participant's retirement in the profit sharing plan's Insured Principal and Income Fund and that the Participant effects no loans from his Employer profit sharing account during such period. In respect to individuals who become Participants in this Plan subsequent to the 1983 Plan Year, their constructive profit sharing Employer Account value shall be calculated in the same manner except that the date from which it is assumed the account is invested in the profit sharing plan's Principal and Income Fund shall be (i) for new employee Participants the first date the Participant has such an account, and (ii) for continuous Rubbermaid employees the January 31st of the calendar year in which the individual becomes a Participant in this Plan.
           The Actuarial Equivalent referred to in this subparagraph (b) shall be determined using the Pension Benefit Guaranty Corporation's immediate annuity purchase rates for the second calendar month preceding the day on which the Participant's pension commences.


      (c) An amount of monthly pension payable on a life only basis which is the Actuarial Equivalent of any vested benefits (other than those which represent voluntary contributions made by the Participant) which the Participant received, receives or would be eligible to receive if applied for on a timely basis from one or more retirement plans of employers for whom the Participant worked prior to employ-ment by the Company and/or applicable Related Company, deter-mined as of the date the Participant's Pension under this Plan commences, and

      (d) 100% of the Participant's primary monthly Social Security benefit, determined according to the procedures for determining such amounts under the Salaried Employees' Supplemental Retirement
           Plan for Rubbermaid Incorporated and Related Companies.

      (Rev. 1/1/87, Amend. No. 1)

         (e) The amount of monthly annuity which is substantially equal in value (pre-tax) to the after-tax monthly annuity payable on a life only basis from any single premium deferred annuities purchased on behalf of the Participant to provide benefits to the Participant under the Rubbermaid Incorporated Supplemental Executive Funded Retirement Plan detailed in Schedule II hereof or any death benefit paid in lieu thereof. The determination of such annuity amount shall be made by the Actuary (defined in Section I of Schedule II attached hereto), certified to the Committee and Plan Administrator and shall be final and binding on all parties.


         (f) The amount of monthly pension payable on a life only basis which is the Actuarial Equivalent of the Participant's Account Balance in the Rubbermaid Incorporated Supplemental Retirement Plan, as
              of the date of the Participant's retirement.    The Actuarial
              Equivalent referred to in this subparagraph (f) shall be determined using the Pension Benefit Guaranty Corporation's immediate annuity purchase rates for the second calendar month preceding the day on which the Participant's pension commences.




REV. 10/22/91 AMEND. #3

                                    - 7(a) -

Section 4.2 - Early Retirement Pension
- --------------------------------------

     A Participant who retires early or who is retired early by the Company or a Related Company (Section 3.3) shall be entitled to a Pension, payable monthly in the normal life only form of payment described in Section 5.1 in an amount equal to the percentage of the Participant's Final Average Compensation determined from the following table less the Early Retirement offset amounts listed below:


           Participant's Age At              Early Retirement

             Early Retirement              Benefit Percentage
                      64                            54%

                      63                            53

                      62                            52

                      61                            51

                      60                            50

                      59                            49

                      58                            48

                      57                            47

                      56                            46

                      55                            45


     (c)   Early Retirement offsets


           (i) The monthly life only early retirement pension which the Participant receives, received, or would be eligible to receive if applied for on a timely basis under the Company's or applicable Related Company's qualified pension plan for salaried employees,


           (ii) The amount of monthly pension payable on a life only basis which is the Actuarially Equivalent of the Participants' vested Company or Related Company constructive deferred profit sharing Employer Account value as of the date of the Partici-pant's Retirement determined pursuant to the provisions of
                 Section 4.1(b).


           (iii) An amount of monthly pension payable on a life only basis which is the Actuarial Equivalent as of the Participant's Early Retirement of any vested benefits (other than those which represent voluntary contributions made by the Participant) which the Participant received, receives or would be eligible to receive if applied for on a timely basis from one or more retirement plans of employers for whom the Participant worked prior to employment by the Company.


           (iv) 100% of the Participants' primary monthly Social Security benefit (including primary Social Security Disability benefits), reduced for early commencement, determined according to the procedures for determining such amounts under the Salaried Employees' Supplemental Retirement Plan for Rubbermaid Incorporated and Related Companies.


           (v) The amount of any disability benefits from Company and/or Related Company sponsored plans or practices and any work-men's compensation benefits declared or awarded (except for awards or fixed statutory payments for the loss or loss of use of

     (Rev. 1/1/87, Amend. No. 1)

                                                        (REV. 10/22/91 AMEND. #3




           any bodily member) payable to a Participant with respect to the Participant's disability.


      (vi) The amount of monthly annuity which is substantially equal in value (pre-tax) to the after-tax monthly annuity payable on a life only basis from any single premium deferred annuities purchased on behalf of the Participant to provide benefits to the Participant under the Rubbermaid Incorporated Supplemental Executive FUNDED Retirement Plan detailed in Schedule II hereof or any death benefit paid in lieu thereof. The determination of such offset amount shall be made by the Actuary (defined in Section I of Schedule II attached hereto), certified to the Committee and Plan Administrator and shall be final and binding on all parties.


      (vii) The amount of monthly pension payable on a life only basis which is the Actuarial Equivalent of the Participant's Account Balance in the Rubbermaid Incorporated Supplemental Retirement Plan as of the date of the Participant's Early Retirement. The Actuarial Equivalent referred to in this subparagraph (vii) shall be determined using the Pension Benefit Guaranty Corporation's immediate annuity purchase rates for the second calendar month preceding the day on which the Participant's pension commences.


      In the event that one or more of the Early Retirement offsets listed above are not in pay status as of the date of the Participant's Early Retirement but subsequently become payable, the offset to the benefits provided hereunder will be applied only during periods that the offset benefit is payable (or would be payable if timely application were made) to or on behalf of the Participant. In the case of lump sum settlements under workmen's compensation, the lump sum shall be divided by the weekly workmen's compensation benefit which would otherwise have been payable in order to determine the period over which the reduction shall be made.


Section 4.4 - Funding of Accrued Benefits
- -----------------------------------------

      When an Active Participant obtains nonforfeitable rights (vesting) in the Pension benefits accrued hereunder as a result of (i) qualifying for Normal Retirement (Section 3.1), (ii) qualifying for Early Retirement (Section 3.3 or under special provisions incorporated in Schedule I), or
(iii) qualifying for vested benefits in conjunction with a Change of Control of the Company (Section 3.4), the Company shall undertake funding of the Participant's anticipated Normal Retirement Pension as provided in the separate but companion, non-qualified plan, the Rubbermaid Incorporated Supplemental Executive FUNDED Retirement Plan, which is documented in
Schedule II hereof.


Section 4.5 - Vested Pension/Corporate Takeover
- -----------------------------------------------

      Irrespective of any other provision hereof, a Participant who qualifies for vested benefits pursuant to termination of employment following a Change of Control of the Company shall be entitled to an immediate Pension, payable monthly in the normal form of payment described in Section 5.1, in an amount equal to fifty-five percent (55%) of the Participant's Final Average Compensation less the Early Retirement benefit offsets set forth in Section 4.2 applied in the same manner as for Early Retirement.

Section 4.6 - Benefit Coordination With Other Plans
- ---------------------------------------------------

     The benefits provided under this Plan are intended to be supplemental to the benefits provided under all other pension, deferred profit sharing or other retirement plans to which the Company or a Related Company contributes on behalf of any participant covered hereunder.


Section 4.7 - Special Rule for Participants of Foreign Related Companies
- ------------------------------------------------------------------------

     In the event that an officer of related Company located outside the United States (a foreign Related Company) becomes a Participant and entitled to benefits hereunder, such benefits shall be determined in accordance with special benefit formulas set forth in applicable schedules attached to and included in this Plan for such purpose and shall be paid in the same currency as the Participants' compensation prior to retirement.


                                    - 9(a) -

                                   ARTICLE V


                   FORM OF PENSION PAYMENT AND DEATH BENEFITS


Section 5.1 Normal Form of Pension Payment
- ------------------------------------------

       The normal form of payment of the Pension determined under the applicable Section of Article IV shall be monthly payments made for the life of the Participant. The first payment shall be made on the first day of the calendar month coinciding with or next following the Participant's Retirement. The last payment shall be made on the first day of the calendar month during which the Participant's death occurs.


Section 5.2 - Alternate Forms of Pension
- ----------------------------------------

       In lieu of receiving pension benefits in the normal form specified in
Section 5. 1, and with the consent of the Committee, a Participant may elect to receive benefits in an Actuarially Equivalent amount under any of the forms permitted under the Rubbermaid Salaried Employees' Pension Plan.


Section 5.3 - Death After Retirement
- ------------------------------------

       In the event of the death of a Retired Participant who is receiving a Pension under this Plan, death benefits shall be provided hereunder only if an alternate form of Pension payment providing death benefits is in effect. The normal life only form of Pension payment provides no death benefits.


Section 5.4 - Death Prior to Retirement
- ---------------------------------------

        In the event of the death of a MARRIED Active Participant age 55 or older prior to Retirement or commencement of a Pension hereunder, a monthly Surviving Spouse Pension shall become payable to the Participant's spouse for life (Section 1.18). Death benefits may also be provided in respect to Participants under other Company executive and employee benefit plans.

(Rev. 1/1/94, Amend. No. 5)            10

                                   ARTICLE VI

                                   COMMITTEE


Section 6.1 - Appointment of Committee
- --------------------------------------

      The members of the Compensation and Management Development Committee of the Board of Directors of the Company as constituted from time to time, or its successor shall act as the Committee hereunder.


Section 6.2 - Committee Procedures
- ----------------------------------

      No Committee member at any time acting hereunder who is a Participant shall have any vote in any decision of the Committee made uniquely with respect to such Committee member or the Committee member's benefits hereunder.


      In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the other Committee member or Committee members, the Company, all Related Companies, all persons at any time in the employ of the Company and/or any Related Company and the Participants and their Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributes of all of the foregoing.


      Subject to the provisions of the first paragraph of this Section 6.2, each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the initial Committee members hereunder, and all of the duties and obligations so imposed upon the Initial Committee members hereunder.


      Except as otherwise may be required by any applicable law, no Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of duties as such Committee member.

                                  ARTICLE VII

                                 ADMINISTRATION


Section 7.1 - Administrative Powers and Duties
- ----------------------------------------------

      The Committee and the Plan Administrator shall together administer the Plan and, in this connection, all policy and discretionary decisions shall be the responsibility of the Committee and all admInistrative functions shall be the responsibility of the Plan Administrator who shall perform the same under the direction of the Committee.


      The Committee may retaIn auditors, accountants, legal counsel and actuarial counsel selected by it. Any Committee member may himself act In any such capacity, and any such auditors, accountants, legal counsel and actuarial counsel may be persons acting In a similar capacity for the Company and/or one or more Related Companies and may be employees of the Company and/or one or more Related Companies. The opinion of any such auditor, accountant, legal counsel or actuarial counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.


Section 7.2 - Expenses
- ----------------------

      The Company shall pay (and/or reimburse the Committee for) the reasonable expenses incurred by the Committee in the administration of the Plan, including the fees and compensation of the persons referred to in the second paragraph of Section 7.1. The Company shall pay all other expenses, including its income and franchise taxes, incurred in the administration of the Plan.


Section 7.3 - Records
- ---------------------

      The Company and the Committee shall each keep such records, and shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder. Neither the Company nor the Committee shall be required to duplicate any records kept by the other.
To the extent that the Company and/or the Committee shall prescribe forms for use by the Participants and their Beneficiaries in communicating with the Company or the Committee, as the case may be, and shall establish periods during which communications may be received, they shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form, and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Company and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.


Section 7.4 - Determinations
- ----------------------------

      All determinations hereunder made by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be.

      In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan, and the applicability and the interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Company, all Related Companies, all persons at any time in the employ of the Company and/or one or more Related Companies, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.


Section 7.5 - Legal Incompetency
- --------------------------------

      The Committee may, in its discretion, make payment either directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, the Committee, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.


Section 7.6 - Application for Benefits
- --------------------------------------

      Notwithstanding anything to the contrary contained in this Plan, any benefits payable hereunder shall become payable only after the Participant, or the Participant's Beneficiary, as the case may be, has made an application with the Committee for such benefit upon a form satisfactory to the Committee for this purpose. In the event any benefit becomes payable under this Plan and no application therefor has been filed by any of such persons within two
(2) years from the date such benefit becomes payable hereunder, such benefit shall be forfeited. In the event an application has been filed for a benefit prior to the time such benefit becomes payable under this Plan and the Committee is unable through reasonable efforts to locate the person or persons who are legally entitled to receive such benefit withIn two (2) years of the date such benefit becomes payable under this Plan, such benefit may be forfeited.


Section 7.7 - Limitation Regarding Small Payments
- -------------------------------------------------

      In the event that any Pension or other benefit provided under this Plan is payable in an amount of less than one hundred dollars ($100.00) monthly, such retirement income or other benefit may be payable quarterly or in a single lump-sum benefit distribution of Actuarial Equivalent value as determined by the Committee.

Section 7.8 - Misstatement in Application for Benefits
- ------------------------------------------------------

      If any person in their application to participate in the Plan or for benefits hereunder, or in response to any request of the Committee, the Company or the Plan Administrator for information, makes any statement which is erroneous or omits any material fact or fails before receiving first payment to correct any information previously incorrectly furnished to the Company, the Committee or the Plan Administrator for the records, the amount of the Participant's retirement income shall be adjusted on the basis of the true facts, and the amount of any overpayment theretofore made to such person shall be deducted from the next succeeding payments as the Committee shall direct.

Section 7.9 - Action by the Company
- -----------------------------------

      Any action by the Company under this Plan may be by resolution of its board of directors, or by any person or persons duly authorized by resolution of said board to take such action.


Section 7.10 - Exemption From Liability/Indemnification
- -------------------------------------------------------

      The members of the Committee and the Plan Administrator, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.


      The Company and/or applicable Related Company shall indemnify each member of the Committee, the Plan Administrator and any other employee, officer or director of the Company or a Related Company against any claims, loss, damage, expense and liability, by insurance or otherwise (other than amounts paid in settlement not approved by the Company), reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Committee or performance of an authorized duty or responsibility for or on behalf of the Company or a Related Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company and/or applicable Related Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.


Section 7.11 - Nonalienation of Benefits
- ----------------------------------------

      Except as otherwise provided by law, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant, spouse, or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan.


      The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

      In the event that any Participant's benefits are garnisheed or attached by order of any court, the Plan Administrator may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

                                  ARTICLE VIII


                            MISCELLANEOUS PROVISIONS


Section 8.1 - Nonguarantee of Employment
- ----------------------------------------

      Nothing contained herein shall require the Company or any Related Company to continue any Participant in its employ, or require any Participant to continue in the employ of the Company or any Related Company.


Section 8.2 - Right to Benefits
- -------------------------------

      The sole interest of each Participant and each Beneficiary of a Participant under the Plan shall be to receive the benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and neither any Participant nor Beneficiary of any Participant shall have any right, title or interest in or to any of the assets of the Company or a Related Company. All benefits hereunder shall be paid solely from the general assets of the Company or applicable Related Company and the Company shall not maintain any separate fund or account to provide any benefits hereunder.


Section 8.3 - Offsets to Benefits
- ---------------------------------

      NotwithstandIng any provisions of the Plan to the contrary, the Company or an applicable Related Company may, if the Committee in its sole and absolute discretion shall determine, offset any amounts to be paid to a Participant, or Beneficiary under the Plan against any amounts which such Participant may owe to the Company and/or to any one or more Related Companies.


Section 8.4 - Withholding and Deductions
- ----------------------------------------

      All payments made by the Company or a Related Company under the Plan to any Participant or Beneficiary shall be subject to applicable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other applicable jurisdiction, and, In the case of payments to the Beneficiary of a Participant, the delivery to the Company of all necessary waivers and other documents.


Section 8.5 - Amendment/Termination
- -----------------------------------

      The Company may, at any time and from time to time, pursuant to a resolution of the Board, by written notice to each affected Participant and/or Beneficiary who shall, at such time, have any rights under the Plan, amend the terms and provisions of the Plan and may, at any time, similarly terminate the Plan; PROVIDED, HOVEVER, that no such amendment shall impair the Company's obligations to make payment or distribution of amounts theretofore earned under the Plan. In the event that a Plan amendment effects only one or a limited number of Participants through a change to Schedule I hereof, there shall be no requirement to provide a copy of such amendment to Participants, or Beneficiaries not affected.

Section 8.7 - Misconduct
- ------------------------

      If the Committee finds that any Participant engages in conduct detrimental to the best interests of the Company or a Related Company or misconduct involving dishonesty or moral turpitude which results in detriment or financial loss to the Company or a Related Company or in malicious destruction of such company's property, or is convicted of a felony committed and arising out of the Participant's employment by such company, the Committee may direct forfeiture of all or a portion of the benefits of the Participant.


Section 8.8 - Noncompetition Provision
- --------------------------------------

      If the Committee determines that a Participant has entered into employment with a competitor of the Company or is engaged directly or indirectly in competition with or in an occupation detrimental to the Company's interest, and if, after due notice, such Participant continues such activity, the Committee shall suspend payment to said Participant of all amounts otherwise due the Participant under this Plan and such Participant shall forfeit all rights and interest with respect thereto. Such determination shall be based on evidence satisfactory to the Committee and such determination shall be final; provided, however, that any Participant shall be entitled to rely forever on any written statement made by the Company that employment with another employer is not in direct competition with the Company or detrimental to its interest.


Section 8.9. Plan Merger, Consolidation or Transfer of Assets
- -------------------------------------------------------------

      The Plan may not be involved in a merger, consolidation or transfer of assets or liabilities with any other plan or program unless each Participant would (if the Plan had been terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).





                                      -16-
(Rev. 12/1/88, Amend. No. 2)

                                   ARTICLE IX


                               GENERAL PROVISIONS



Section 9.1 - ERISA Status
- --------------------------

      This Plan shall constitute a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highIy compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and the ERISA reporting and disclosure regulations.


Section 9.2 - Construction
- --------------------------

      In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate.

Section 9.3 - Controlling Law
- -----------------------------

      The law of the State of Ohio shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.


Section 9.4 - Effect of Invalidity of Provision
- -----------------------------------------------

      If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

                                                                      SCHEDULE I
                                                                     Page 1 of 4


             SPECIAL PROVISIONS RELATING TO INDIVIDUAL PARTICIPANTS


        The provision of this Schedule I are a part of the Rubbermaid Incorporated Supplemental Executive Retirement Plan and specify special Plan provisions which apply to individual Participants and/or a group of similarly situated Participants.

Section 1-Special Provisions Applicable to Employees of Rubbermaid Canada Inc.
- ------------------------------------------------------------------------------

A. The provisions of this Section 1 become effective with the adoption of the plan as of January 1, 1983, and apply to any Plan Participant principally mployed by Rubbermaid Canada Inc.

B. For the purpose of calculating pension benefits for Rubbermaid Canada Inc. Participants, subsections 4. l(b) and 4. l(d) of the Plan shall read:

        "(b)   The amount of monthly pension payable on a life-only
               basis which is the Actuarial Equivalent of the Participant's deferred profit-sharing employer account value as of the date of the Participant's retirement. The Actuarial Equivalent referred to in this subparagraph (b) shall be determined using the Pension Benefit Guaranty Corporation's immediate annuity purchase rates for the second calendar month preceding the day on which the Participant's pension commences." For the purposes of this subparagraph, the Participant's deferred profit sharing employer account value shall be determined as if the Company had continued to accumulate in said profit sharing plan amounts distributed from the prior profit sharing plan prior to 1984 and had made contributions in respect of the participant without having been restricted in any way by limits imposed by the
               Income Tax Act   (Canada) or by the regulatory authorities.

        "(d)   100% of the Participant's monthly Canada/Quebec Pension
               Plan Benefits, plus the Participant's monthly Old Age Security Benefit, determined according to the procedures for determining such amounts in this Section 1."

C. For the purpose of calculating Early Retirement Pension benefits for Rubbermaid Canada Inc. Participants, subsections 4.2(c)(ii), (iv) and
        (v) shall read:

        "(ii) The amount of monthly pension payable on a life only basis which is the Actuarial Equivalent of the Participant's vested deferred profit sharing employer account value as of the date of the Participant's Retirement determined pursuant to the provisions of Section 4.1 (b)." For the purposes of this subparagraph, the Participant's deferred profitsharing employer account shall be determined as if the Company had continued to accumulate in said profit sharing plan amounts distributed from the prior profit sharing plan prior to 1984 and had made contributions in respect of the participant without having been restricted in any way by limits imposed by the Income Tax Act (Canada) or by the regulatory authorities.



(Rev. 1/1/94, Amend. No. 5)

                                                                      SCHEDULE I
                                                                     Page 2 of 4


"(iv) 100% of the Participant's monthly Canada/Quebec Pension Plan Benefit (including disability benefits), plus his monthly Old Age Security Benefit, determined according to the procedures for determining such amounts in this Section 1, and actuarially reduced for early commencement.


"(v) The amount of any disability benefits from Company and/or Related Company sponsored plans or practices and any workers' compensation benefits declared or awarded (except for awards or fixed statutory payments for loss or loss of use of any bodily member) payable to a Participant with respect to a Participant's disability."


D. "CANADA/QUEBEC PENSION PLAN BENEFIT" means the monthly pension it is estimated the Participant will receive, commencing at his Normal Retirement Date, from the Canada Pension Plan and/or Quebec Pension Plan. In making this estimate, it shall be assumed that:


       (i) the Participant has contributed, or will contribute, to either the Canada or Quebec Pension Plan to the extent necessary to ensure that his benefit therefrom will not be reduced by reason of less than a full contributory period; and

       (ii) the Participant's annual earnings for purposes of calculation of the applicable statutory benefit have been equal to the lesser of:


               (a)     twelve times his Final Average Compensation; and


               (b) the average of the year's maximum pensionable earnings under the Canada or Quebec Pension Plan in effect for the three (3) calendar years to and including the year in which a determination is required pursuant to this
                       Schedule I.


       (iii) the formula to be applied to the earnings figure in (ii) above to calculate the applicable statutory benefit will be that contained in the applicable legislation at the date the Plan requires a determination pursuant to this Schedule I.


E. "OLD AGE SECURITY BENEFIT" means the monthly pension it is estimated the Participant will receive commencing at his Normal Retirement Date, under the Old Age Security Act of Canada. In making this estimate it shall be assumed that the Participant's entitlement is:


       (i) reduced, if applicable, by reason of having years of residence less than that required to provide an unreduced benefit;

       (ii)    exclusive of any Spouse's Allowance that may be payable; and

       (iii) exclusive of any Guaranteed Income Supplement that may be payable.

(Rev. 1/1/94, Amend.   No. 5)

                                                                      SCHEDULE I
                                                                     Page 3 of 4

Section II - Special Pre-Age 55 Surviving Spouse Death Benefits
- ---------------------------------------------------------------

       Irrespective of the regular Plan provisions, the Surviving Spouse Pension provisions (Section 5.4) shall apply to the following specified individual in the event of his death while an Active Participant whether or not he has attained age 55:


                              Wolfgang R. Schmitt


Section III - Special Approval to Retire After Attainment of Age 55 With
- ------------------------------------------------------------------------
Non-Reduced Pension
- -------------------

Irrespective of the regular Plan provisions, the following individuals may elect Early Retirement pursuant to the Plan at any time following attainment of age 55 and completion of at least five (5) years of Service with an immediate Pension, payable monthly in the normal life only form of payment described in Section 5.1 in an amount of 55% of the Participants Final Average Compensation less the Early Retirement offset amounts listed in Section 4.2:

                                Joseph G. Meehan
                                James A. Morgan
                                Thomas W. Ward


Section IV - Special Provisions Applicable to Wolfgang R. Schmitt
- -----------------------------------------------------------------

       Irrespective of the regular Plan provisions, the following provisions shall apply to Wolfgang R. Schmitt:

Termination of Employment
- -------------------------

       In the event of Mr. Schmitt's termination from Company employment prior to his Normal Retirement Date, he shall be entitled hereunder to receive retirement pension benefits in the amount determined from the following table:


(Rev. 1/1/94, Amend. No. 5)

                                                                      SCHEDULE I
                                                                     Page 4 of 4



                              WOLFGANG R. SCHMITT

                 SUPPLEMENTAL RETIREMENT PLAN PENSION SCHEDULE
                 ----------------------------------------------

|==================================================================================|
|                                 Amount of Pension Benefits (before applicable    |
|                                 reductions) as % of Final Average Compensation*  |
|----------------------------------------------------------------------------------|
|  Age at            |                                    |                        |
|  Termination**     |          Involuntary Termination   |   Voluntary Termination|
|----------------------------------------------------------------------------------|
|                    |                                    |                        |
|    50              |                   55               |               35       |
|    51              |                   55               |               37       |
|    52              |                   55               |               39       |
|    53              |                   55               |               41       |
|    54              |                   55               |               43       |
|    55              |                   55               |               45       |
|    56              |                   55               |               47       |
|    57              |                   55               |               49       |
|    58              |                   55               |               51       |
|    59              |                   55               |               53       |
|    60              |                   55               |               55       |
|    61              |                   55               |               55       |
|    62              |                   55               |               55       |
|    63              |                   55               |               55       |
|    64              |                   55               |               55       |
|    65              |                   55               |               55       |
- -----------------------------------------------------------------------------------|

*      CEO years' compensation only to be used in average

**     Age means age on Mr. Schmitt's last birthdate preceding termination.


       In the event of Mr. Schmitt's voluntary termination from Company employment, his retirement pension benefits hereunder shall commence as of the first day of the month coincident with or next following his termination date. In the event of Mr. Schmitt's involuntary termination from Company employment, his retirement pension benefits hereunder shall commence as of the later of the first day of the month coincident with or next following (i) his attainment of age 60 or (ii) his termination date.


       Irrespective of any other provision of this Plan or of the companion Rubbermaid Incorporated Supplemental Executive FUNDED Retirement Plan ("FUNDED SERP"), Mr. Schmitt shall become a Participant in the FUNDED SERP on the earliest of (i) his fifty-fifth (55th) birthday, (ii) the date of his voluntary termination from Company employment, or (iii) the date if he qualifies for vested benefits in conjunction with a Change in Control of the Company under Sections 3.4 and 4.5 of this Plan.


(Rev. 1/1/94, Amend. No. 5)

                                                                     SCHEDULE II
                                                                     Page 1 of 6

                       SPECIAL PROVISIONS RELATING TO THE

                      FUNDING OF NONFORFEITABLE BENEFITS -

                 RUBBERMAID INCORPORATED SUPPLEMENTAL EXECUTIVE
                 ----------------------------------------------
                             FUNDED RETIREMENT PLAN
                             ----------------------

The provisions of this Schedule II constitute a separate non-qualified, funded retirement plan for a select group of management or highly compensated employees pursuant to the applicable provisions of ERISA.


The purpose of this separate plan is to provide funding (on a defined contribution basis) in respect to nonforfeitable pension benefits otherwise provided under the Rubbermaid Incorporated Supplemental Retirement Plan (referred to in this Schedule II as the "NON-FUNDED SERP"). This funded plan shall become effective as of December 1, 1988. The plan (the terms and conditions of which are expressed in the provisions of this Schedule II) is referred to herein as the "FUNDED SERP."


Section I - Definitions
- -----------------------

Unless the context otherwise indicates, all terms used herein (other than "Participant" as defined herein) which are also used in the Rubbermaid Incorporates Supplemental Retirement Plan shall have the meanings set forth in Article I of said plan.

"Actuary" for the purposes of the FUNDED SERP shall mean an independent, qualified actuary who is a Fellow of the Society of Actuaries and an Enrolled Actuary pursuant to the provisions of ERISA, selected by the Company, or a firm of independent actuaries selected by the Company at least one of whose members is a Fellow of the Society of Actuaries and an Enrolled Actuary pursuant to the provisions of ERISA.

Other terms requiring definition are defined in the text hereof.


Section II - Participation
- --------------------------

An employee of Rubbermaid Incorporated, or an affiliated company, who is an Active Participant in the NON-FUNDED SERP shall become a participant (a "Participant") in the FUNDED SERP as of the first day on which his accrued pension benefit under the NON-FUNDED SERP becomes nonforfeitable (vested) as a result of (i) qualifying for Normal Retirement (Section 3.1), (ii) qualifying for Early Retirement (Section 3.3) or under special provisions incorporated in Schedule I, or (iii) qualifying for vested benefits in conjunction with a Change in Control of the Company under Sections 3.4 and
4.5 of the NON-FUNDED SERP or on a date otherwise provided in Schedule 1 (Special Provisions) of the NON-FUNDED SERP. The Company may also elect in writing to include as a Participant in the FUNDED SERP any individual who retired under the provisions of the NON-FUNDED SERP prior to January 1, 1988 and is receiving pension benefits under that plan. The Plan Administrator shall endeavor to notify each individual who has become eligible to participate in the Plan of such eligibility. All benefits funded under the provisions of the plan expressed in this Schedule II are 100% vested.

(Rev. 1/1/94, Amend. No. 5)

                                                                     SCHEDULE II
                                                                     Page 2 of 6


Notwithstanding the foregoing provisions of Section II, an individual shall not participate in the FUNDED SERP unless he files, within 60 days of the date he is first so notified that he is eligible to participate in the FUNDED SERP (or such other period as may be permitted by the Plan Administrator), an irrevocable, completed, authorized enrollment form with the Plan Administrator pursuant to uniform procedures to be established by the Pian Administrator in his sole discretion. Such form shall authorize the Company to forward directly to the Committee or an insurance company (or companies) any and ali funds necessary to satisfy requirements for the purchase of SPDAs on behalf of the Participant under the term of the FUNDED SERP.

Section III - Benefits
- ----------------------

As of January lst coincident with or next following the date on which an employee becomes a Participant in the FUNDED SERP, the Actuary shall deter-mine the amount of the Participant's anticipated Normal Retirement Pension
(on a monthly life only form of payment) under the NON-FUNDED SERP benefit formula. Such benefit shall be the Participant's "Target funded Benefit" to be funded hereunder.


Section IV - Purchase and Terms of SPDAS
- ----------------------------------------

The sole obligation of the Company under the FUNDED SERP is to make current funds available to applicable Participants and assist to the extent necessary and appropriate in the direct application of such funds toward the purchase of single premium deferred annuity contracts ("SPDAs") as provided in this
Section IV in accordance with the consents of such Participants to have such funds so applied and to make corresponding income tax withholding payments in accordance with the following provisions. Any additional benefits provided under the NON-FUNDED SERP shall remain the obligation of such non-funded plan and shall be paid out of the general assets of the Company. ln respect to such non-funded benefits, applicable Participants and beneficiaries shall have no rights to payments greater than the rights of general unsecured creditors of the Company. If a Participant terminates employment with the Company for any reason before becoming vested under the provisions of the NON-FUNDED SERP, the participant shall forfeit all rights and benefits which may have accrued with respect to the Participant under the NON-FUNDED SERP.

(a) The Company shall arrange on behalf of each person who initially becomes a Participant in the FUNDED SERP during a calendar year, the purchase of an SPDA no later than March 15th of the subsequent year. In the event of initial plan participation caused by a Change in Control of the Company, the Company shall arrange for the purchase of such SPDA, to the extent possible, to occur coincident with or prior to the Change in Control. The SPDAs so purchased shall provide a benefit which, when expressed in the form of a single life annuity to the Participant, is substantially equal in value to the after-tax amount of the Participant's Target Funded Benefit had it been provided f rom the NON-FUNDED SERP. The determination of such amount shall be made pursuant to the formula expressed in Appendix A and based upon the assumption that the individual for whom the SPDA is purchased will be subject to the same taxing Jurisdiction(s) (as defined


(Added 12/ 1/88, Amend. No. 2)

                                                                     SCHEDULE II
                                                                     Page 3 of 6



      below) when payments under the SPDA begin as the taxing Jurisdiction(s) to which the individual is subject when the SPDA is purchased. For such purpose, the determination of the Applicable Tax Rate shali be made by the Plan Administrator or, if the Committee so determines, by an independent public accounting firm or any other advisor retained by the Committee. Such determination shall be final and binding on all parties.

      The Company, at its discretion, may accelerate the effective date of the purchase of an SPDA on behalf of a Participant of the FUNDED SERP in circumstances under which such purchase would be to the benefit of the Participant or the Company.


      In the event of the death of a Participant between the date such individual becomes a Participant in the FUNDED SERP and the effective purchase of an applicable SPDA, the Company shall, in lieu of arranging the purchase of an SPDA, pay to the Participant's beneficiary(ies) within 90 days of the Participant's death a single sum death benefit equal in amount to the premium for the SPDA which would otherwise have been purchased on behalf of the Participant as determined by the Actuary.
      Such amount shall be final and binding on all parties.

      Should subsequent events prior to retirement substantially increase a Participant's anticipated Normal Retirement Pension above the Target Funded Benefit employed in the purchase of an SPDA for the Participant under the provisions of the FUNDED SERP, the Company at its discretion may (at the time it is otherwise purchasing SPDAs hereunder or such other time as it deems appropriate) arrange for the purchase of an additional SPDA on behalf of the Participant to fund such increase.

(b) As of each date that the Company arranges for the purchase of an SPDA hereunder (or provides an equivalent lump sum death benefit), the Company shall provide for income tax withholding with respect to the individual for whom the SPDA is purchased (or lump sum payment made), and shall notify such individual (or in the event of death his personal representatives) of the amount so paid as soon as possible thereafter but in no event later than 30 days after the close of the calendar year in which such purchase occurs. Such income tax withholding shall be paid by the due date for income tax withholding on wages paid in each taxing Jurisdiction (determined as provided below) on such SPDA purchase date. Regardless of the minimum income tax withholding requirements in such Jursidiction, the amount of such income tax withholding payment shall be equal to the product obtained by multiplying (a) the total premium paid for such SPDA, times
      (b) the Applicable Tax Rate (determined as provided below) on such SPDA purchase date, divided by (c) the sum of one (1) minus the Applicable Tax Rate; provided, however, that, if a different withholding payment is required by applicable law, the Plan Administrator shall, pursuant to uniformly applicable rules and procedures, require appropriate adjustments to any terms of the NON-FUNDED SERP plan. Notwithstanding the foregoing, the Company shall have no obligations with respect to arranging the purchase of an SPDA on behalf of any Participant unless such Participant executes such authorization, if any, as may be necessary for the income tax withholding provisions required by this
      Section IV to be made.


(Added 12/1/88, Amend. No. 2)

                                                                     Schedule II

      For the purposes of this sub section, the term "Jurisdiction" shall mean each taxing Jurisdiction to which a Participant or Beneficiary is subject at the time an SPDA is purchased and the term "Applicable Tax Rate" shall mean the combined marginal income tax rate applicable to individuals in the highest taxable income brackets in the applicable taxing Jurisdiction (giving due regard to the deductibility, credits or other adjustments in one Jurisdiction for taxes paid in another). The determination of Applicable Tax Rate shall be made by the Plan Administrator or, if the Committee so determines, by an independent public accounting firm or any other advisor retained by the Committee. Such determination shall be final and binding on all parties.

(c) Each Participant shall, as a condition of having an SPDA purchased on behalf of the Participant, (i) supply the Plan Administrator with all assistance, information and supporting documentation as he shali reason-ably request, and (ii) execute such authorizations, if any, as may be necessary for the income tax withholding provisions required under sub-paragraph (b) above to be made.

(d)   Each SPDA shall contain terms consistent with the requirements of this
      Section IV. Each SPDA shall permit payments to be made to the applicabie Participant commencing no sooner than the earliest date the Participant could elect to commence receiving benefits under the provisions of the NON-FUNDED SERP or at a later date.

(e) Notwithstanding any other provision of the Plan to the contrary, no SPDA shall be purchased on behalf of a Participant if the amount of the SPDA required to be purchased in accordance with such other provision is less than the minumum underwriting requirement of the insurer then selected by the Company to issue SPDAs under the Plan.

(f) With respect to each purchase of SPDAs the Company shali select one or more life insurers which are rated superior or A+ by Best's Insurance Reports, Life-Health to provide the SPDAs. At such times as it may be of material economic advantage to accomplish the prescribed funding to purchase single premium immediate annuities combined with appropriate Participant deferral elections in lieu of single premium deferred annuities, the Plan Administrator may make such purchases as though the contracts were SPDAs.

(g) Each SPDA shall provide for payments to the Participant commencing at the Participant's Normal Retirement Date or earlier in a reduced amount if the Participant has retired hereunder, or at any later date in an increased amount, and in such available Actuarially Equivalent payment form, as the Participant shall elect, provided that if the Participant has a Qualified Spouse on the date of the Participant's termination of employment with the Company for any reason, then payment shall be in the form of a Qualified Joint and Survivor Annuity (as defined below), except as otherwise provided below. Each SPDA shall provide for the return of the amount of the initial SPDA premium to the Particpiant's applicable Beneficiary(ies) in the event of the Participant's death prior to the time that Pension benefits have commenced under the SPDA.

(Added 12/1/88, Amend. No. 2)

                                                                     SCHEDULE II
                                                                     Page 5 of 6


(h) The term "Qualified Joint and Survivor Annuity" means a single life annuity to the Participant and, lf the Participant dies leaving a Qualified Spouse (regardless of whether payments to the Participant had commenced), a single life annuity to such Qualified Spouse, following the Participant's death, in an amount equal to one-half the amount of the single life Annuity payable to the Participant (or that would have been payable when payments commenced) under the Qualified Joint and Survivor Annuity.

      "Qualified Spouse" as used in this Schedule II shall mean a Participant's lawful husband or wife, as the case may be, recognized under the laws of the state, or other applicable Jurisdiction, in which the Participant regularly and continuously is employed by the Company. The Company, Committee, Plan Administrator and applicable insurance company may rely on the statement of a Participant concerning the Participant's marital status and all persons claiming any benefit under the Plan shall be bound by such representation.

(i) Subject to additional requirements which may be imposed under applicable law, all elections or consents under this Section IV or any SPDA shall be made by the Participant or Beneficiary in such form and manner and at such time or times as the terms of the SPDA shall require, provided that any election, or revocation or change of election, by the Participant under this Section lV must be made with the written consent of the Participant's Qualified Spouse, if any, unless, after giving effect to such election, revocation or change, payment shall be in the form of a Qualified Joint and Survivor Annuity, or an annuity which provides for payments to the Qualified Spouse which are greater than the payments which would be made under a Qualified Joint and Survivor Annuity; provided, however, that the Plan Administrator may prescribe procedures under which a Qualified Spouse may relinquish all FUNDED SERP plan rights. The Plan Administrator shall cause the Participant or Beneficiary to be supplied with the information he reasonably deems necessary or desirable to make the election available under this Section IV or any SPDA and otherwise to the extent required by law.

(j) The Company shall notify each insurer that has issued an SPDA on behalf of a Participant of the Participant's termination of employment with the Company for any reason and to take all actions necessary or desirable to commence payments to the Participant (or Beneficiary as applicable) under the SPDA in accordance with its terms.

(k) Each SPDA shall provide that the issuing insurer shall determine the portion of each SPDA payment which would be taxable by the Jurisdiction to which the Plan Participant is subject. Such determination shall be final and binding for purposes of the Plan.

(1) The purchase and distribution of SPDAs hereunder shall not vest in any Participant or Beneficiary any right, title or interest in and to any assets or benefits except at the time or times, upon the terms and conditions, to the extent, set forth in the FUNDED SERP and any SPDA purchased thereunder.





(Added 12/1/88, Amend. No. 2)

                                                                     SCHEDULE II
                                                                     Page 6 of 6


(m) The Company's obligations to provide applicable benefits to Participants in the FUNDED SERP shall be extinguished upon the purchase of an SPDA and the provision of applicable income tax withholding in accordance with this Section IV.



Section V - Administrative Provisions
- -------------------------------------

Except as otherwise specifically provided or modified below, the administrative provisions contained in the NON-FUNDED SERP (regardless in which Article they appear) shall also govern the FUNDED SERP documented in this Schedule II:


(a) The following Sections of the NON-FUNDED SERP shall have no application to benefits provided through the purchase of SPDAs under the FUNDED SERP

      Section 8.3 (Offsets to Benefits),
      Section 8.7 (Misconduct) and
      Section 8.8 (Noncompetition Provision).

(b) Each FUNDED SERP Participant shall, as a condition of having an SPDA purchased for the Participant, supply the Plan Administrator with all assistance, information and supporting documentation as he shall reason-ably request.

(c) In addition to the Powers granted to the Company, Committee and the Plan Administrator and specified in Article VII of the NON-FUNDED SERP, they shall specifically have the power to delegate authority to agents and other persons to act on their behalf in carrying out the provisions and administration of the FUNDED SERP including the selection or purchase of SPDAs, and to take or direct any action required or advisable with respect to the administration of the FUNDED SERP.


(d) In respect to benefits provided under the FUNDED SERP, any designation of Beneficiary or revocation or change of a Beneficiary designation regarding such benefits must be made with the written consent of the Participant's Qualified Spouse, if any, unless, after giving effect to such designation, revocation or change, the Participant's sole Beneficiary is the Participant's Qualified Spouse.


(e) The Company may, pursuant to the specifications in Section 8.5 of the NON-FUNDED SERP, amend or terminate either or both of the SERP Plan(s); however, in no event shall the modification, amendment or termination of either Plan affect or reduce the value of any SPDA purchased under the FUNDED SERP or reduce the value of or the obligation to purchase SPDAs and pay income tax withholding in respect to applicable benefits which have become non-forfeitable (vested) and for which an initial SPDA has not yet been purchased or income tax withholding not provided pursuant to
      Section IV of this Plan.





(Added 12/ 1/88, Amend. No. 2)

                                                                     SCHEDULE II
                                                                      APPENDIX A





                            RUBBERMAID INCORPORATED


                        FORMULA FOR FUNDED SERP BENEFITS





1.    Initial Target Benefit       = SERP  Benefit  x  (1  -  Applicable Tax
                                     Rate*)

2.    Exclusion Ratio              = Single Premium divided by Total Expected
      (the amount of the annuity     Payments**.
      benefit which is not taxed)


3.    Annuity Benefit              = Initial Target Benefit divided by [ 1 -((1
                                     - Exclusion Ratio) x Tax Bracket)]
      Example

      Initial Target Benefit
      at age 65 (Life Income
      Option)                      = $19,037.95

      Applicable Tax Rate*         =           33%

      Exclusion Ratio              =      .32611

      Annuity Benefit              = $19,037.95  divided by
                                     [((1-.32611)x.33)]
                                   = $24,482.45




*     As defined in Section IV(b) of the FUNDED SERP.

** The number of payments is determined using the IRS' Unisex annuity mortality tables.




(Added 12/ 1/88, Amend. No. 2)